UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 12, 2009 (March 6, 2009)

BLACKROCK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(212) 810-5300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Election of Directors

On March 6, 2009, the Board of Directors of BlackRock, Inc. (“BlackRock” or the “Company”) appointed Daniel C. Sontag to serve as director of the Board.  Mr. Sontag is the President of Merrill Lynch Global Wealth Management.  Mr. Sontag was appointed pursuant to the Second Amended and Restated Stockholder Agreement, dated as of February 27, 2009, by and among Merrill Lynch & Co., Inc. (“Merrill Lynch”), Merrill Lynch Group, Inc. and the Company.

On January 1, 2009, Bank of America Corporation (“Bank of America”) acquired Merrill Lynch.  As of February 27, 2009, Merrill Lynch directly or indirectly owns approximately 4.9% of BlackRock’s common stock outstanding and approximately 47.4% of BlackRock’s total outstanding capital stock on a fully diluted basis.  The Company has previously disclosed its transactions with Merrill Lynch.  The Company will disclose its transactions with Bank of America in an amendment to this Current Report on Form 8-K.

The Company issued a press release on March 12, 2009 announcing the appointment of Mr. Sontag.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of BlackRock, Inc. issued on March 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc. (Registrant)

	By:	/s/ Daniel R. Waltcher
Date: March 12, 2009		Daniel R. Waltcher
Managing Director and
Deputy General Counsel

EXHIBIT INDEX

99.1	Press Release of BlackRock, Inc. issued on March 12, 2009.